UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest reported): December 22, 2017

BJ’S RESTAURANTS, INC. (Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-21423 (Commission File Number)	33-0485615 (IRS Employer Identification No.)

7755 Center Avenue Suite 300 Huntington Beach, California (Address of principal executive offices)	92647 (Zip Code)

Registrant's telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 22, 2017, BJ's Restaurants, Inc., a California corporation (the "Company"), announced the following executive promotion:

Gregory S. Levin, age 50, was named President and Chief Financial Officer of the Company effective as of January 1, 2018. Mr. Levin has served as the Company's Chief Financial Officer since September 2005. He was promoted to Executive Vice President in October 2007 and added the post of Secretary in June 2008. From February 2004 to August 2005, Mr. Levin served as Chief Financial Officer and Secretary of SB Restaurant Company, a privately held company that operated the Elephant Bar Restaurants. From 1996 to 2004, Mr. Levin was employed by California Pizza Kitchen, Inc., operator and licensor of casual dining restaurants, with his last position as Vice President, Chief Financial Officer and Secretary. Earlier in his career, he served as an audit manager with Ernst & Young LLP.

(e)Effective January 1, 2018, the Board of Directors of the Company (at the recommendation of the Compensation Committee) made certain changes to its severance arrangements for its current executive officers described below:

Executive Vice Presidents (including President & Chief Financial Officer):  In the event of termination without cause, Executive Vice Presidents shall be entitled to receive a severance payment equal to 12 months of annual base salary then in effect and, if not otherwise covered by any other comprehensive medical insurance plan, payment of the employer portion of COBRA benefit payments for 12 months.  Receipt of the severance payments is contingent upon the executive executing a release of claims against the Company.

Senior Vice Presidents:  In the event of termination without cause, Senior Vice Presidents shall be entitled to receive a severance payment equal to 6 months of annual base salary then in effect, plus an additional month of base salary for each full year of service up to a maximum of six additional months (for a total severance of no more than 12 months).  In addition, if not otherwise covered by any other comprehensive medical insurance plan, Senior Vice Presidents shall be entitled to payment of the employer portion of COBRA benefit payments for the severance term. Receipt of the severance payments is contingent upon the executive executing a release of claims against the Company.

No severance payments or benefits described above shall be payable in the event of a resignation or voluntary separation from employment with the Company for any reason or in the event of termination with cause.

The severance payable to Gregory A. Trojan, the Company's Chief Executive Officer, was not changed and is governed by the terms of Mr. Trojan's existing employment agreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ'S RESTAURANTS, INC.

Date: December 22, 2017

By:   /s/ Gregory A. Trojan____________________

  Gregory A. Trojan, Chief Executive Officer